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                                                              EXHIBIT 99(D)(III)

                           SA FUNDS - INVESTMENT TRUST
                        INVESTMENT SUB-ADVISORY AGREEMENT

         AGREEMENT executed as of ___________, 2000 by and among SA FUNDS - INVESTMENT TRUST (THE "TRUST"), RWB ADVISORY SERVICES ("RWBAS") and MARTINGALE ASSET MANAGEMENT, LP., a Delaware limited partnership and registered investment adviser ("Sub-Adviser").

         WHEREAS, RWBAS is the investment manager for the Trust, an open-end management investment company registered under the Investment Company Act of 1940, as amended ("1940 Act"); and

         WHEREAS, RWBAS and Sub-Adviser intend to enter into a letter agreement pursuant to which the parties will agree to conduct certain joint activities; and

         WHEREAS, RWBAS desires to retain Sub-Adviser as agent to furnish investment advisory services to the investment portfolios of the Trust listed on SCHEDULE A hereto and Sub-Adviser has agreed to act in such capacity (each a "Fund" and collectively the "Funds").

        NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

         1. APPOINTMENT. RWBAS hereby appoints Sub-Adviser to provide sub-investment advisory services to the Funds for the period and on the terms set forth in this Agreement. Sub-Adviser accepts such appointment and agrees to furnish the services herein set forth for the compensation herein provided.

         2. DELIVERY OF DOCUMENTS. RWBAS has furnished Sub-Adviser with copies properly certified or authenticated of each of the following:

              (a) the Trust's Declaration of Trust, as filed with the Secretary of State of Delaware and all amendments thereto or restatements thereof (such Declaration of Trust, as presently in effect and as it shall from time to time be amended or restated, is herein called the "Declaration of Trust");

              (b) the Trust's By-Laws and amendments thereto;

              (c) resolutions of the Trust's Board of Trustees authorizing the appointment of Sub-Adviser and approving this Agreement;

              (d) the Trust's Notification of Registration on Form N-8A under the 1940 Act as filed with the Securities and Exchange Commission (the "SEC") on January 11, 1999 and all amendments thereto;

              (e) the Trust's Registration Statement on Form N-lA under the Securities Act of 1933, as amended ("1933 Act") (File No. 33-70423) and under the 1940 Act (File No. 811-09195) as filed

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         with the SEC and all amendments thereto insofar as such Registration
         Statement and such amendments relate to the Funds; and

              (f) the Trust's most recent prospectus and Statement of Additional Information for the Funds (such prospectus and Statement of Additional Information, as presently in effect, and all amendments and supplements thereto, are - herein collectively called the "Prospectus").

              RWBAS will furnish the Sub-Adviser from time to time with copies of all amendments of or supplements to the foregoing.

         3. MANAGEMENT. Subject always to the supervision of Trust's Board of Trustees and RWBAS, the Sub-Adviser will furnish an investment program in respect of, and make investment decisions for, all assets of the Funds and place all orders for the purchase and sale of securities, all on behalf of the Funds. In the performance of its duties, the Sub-Adviser will satisfy its fiduciary duties to the Funds and will monitor the Funds' investments, and will comply with the provisions of Trust's Declaration of Trust and By-Laws, as amended from time to time, and the stated investment objectives, policies and restrictions of the Funds as contained in the Prospectus. The Sub-Adviser and RWBAS will make their officers and employees available to the other from time to time at reasonable times to review investment policies of the Funds and to consult with each other regarding the investment affairs of the Funds. The Sub-Adviser will report to the Board of Trustees and RWBAS to with respect to the implementation of such program.

         The Sub-Adviser further agrees that it:

              (a) will use the same skill and care in providing such services as it uses in providing services to fiduciary accounts for which it has investment responsibilities;

              (b) will conform with all applicable U.S. rules and regulations pertaining to its investment advisory activities;

              (c) will place orders pursuant to its investment determinations for the Funds either directly with the issuer or with any broker or dealer. The Sub-Adviser will place orders for the purchase or sale of securities with a view to receiving the best price and execution for such purchase or sale. Where the Sub-Adviser places orders for the purchase or sale of securities for the Funds, in selecting brokers or dealers to execute such orders, the Sub-Adviser is expressly authorized to consider the fact that a broker or dealer has been or will be furnishing research or other information or services which assist the Sub-Adviser's performance of its investment decision-making responsibilities generally, provided that the commission cost is reasonable in relation to the brokerage and research services provided. Compensation received by the Sub-Adviser pursuant to this Agreement shall not be reduced by any benefits received by the Sub-Adviser pursuant to this section. The Sub-Adviser may direct brokerage to whomever it deems appropriate consistent with the foregoing. In no instance will portfolio securities be purchased from or sold to RWBAS or any of its affiliated brokers or dealers, the Sub-Adviser or any affiliated person of either the Trust, RWBAS or Sub-Adviser, except as may be permitted under the 1940 Act;

              (d) will report regularly to RWBAS and to the Board of Trustees and will make appropriate persons available for the purpose of reviewing with representatives of RWBAS and

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         the Board of Trustees on a regular basis at reasonable times the management of the Funds, including, without limitation, review of the general investment strategy of the Funds, the performance of the Funds in relation to standard industry indices, interest rate considerations and general conditions affecting the marketplace and will provide various other reports from time to time as reasonably requested by RWBAS (including, without limitation, with respect to benefits obtained from brokerage);

              (e) will maintain books and records with respect to Trust's securities transactions and will furnish RWBAS and the Trust's Board of Trustees such periodic and/or special reports as the Board or RWBAS may request;

              (f) will act upon instructions from RWBAS not inconsistent with its fiduciary duties hereunder;

              (g) will treat confidentially and as proprietary information of Trust all such records and other information relative to Trust maintained by the Sub-Adviser, and will not use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by Trust, which approval shall not be unreasonably withheld and may not be withheld where the Sub-Adviser may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by Trust;

              (h) will receive the research and recommendations of RWBAS with respect to the investment and reinvestment of the assets of the Funds; and

              (i) will vote proxies received by the Sub-Adviser in connection with securities held by the Funds consistent with its fiduciary duties hereunder.

         4. RWBAS'S DUTIES. RWBAS shall continue to have responsibility for all other services to be provided to the Funds pursuant to its Investment Management Agreements and shall oversee and review the Sub-Adviser's performance of its duties under this Agreement. The Advisor shall also retain direct portfolio management responsibility with respect to any assets of the Series which are not allocated by it to the portfolio management of the Sub-Adviser.

         5. REFERENCES TO SUB-ADVISER. During the term of this Agreement, RWBAS agrees to furnish to the Sub-Adviser at its principal office all prospectuses, proxy statements, reports to stockholders, sales literature or other material prepared for distribution to sales personnel, shareholders of the Fund or the public, which refer to the Sub-Adviser or its clients in any way, prior to use thereof and not to use such material if the Sub-Adviser reasonably objects in writing five business days (or such other time as may be mutually agreed upon) after receipt thereof. Sales literature may be furnished to the Sub-Adviser hereunder by first-class or overnight mail, facsimile transmission equipment or hand delivery, attn: Legal Department.

         6. BOOKS AND RECORDS. In compliance with the requirements of Rule 3la-3 under the 1940 Act, the Sub-Adviser hereby agrees that all records which it maintains for the Trust are the property of the Trust and further agrees to surrender promptly to the Trust any of such records upon the Trust's request. Sub-Adviser further agrees to maintain the records required to be maintained by subsections


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(b)(1), (b)(5), (b)(9), (b)(10), (b)(11), (e) and (f) of Rule 3la-1 under the
1940 Act and preserve them for the periods prescribed by Rule 3la-2 under the 1940 Act.

         7. EXPENSES. During the term of this Agreement, Sub-Adviser will pay all expenses incurred by it in connection with its activities under this Agreement other than the cost of securities (including brokerage commissions, custodial fees and expenses and stamp duties, if any) purchased for the Funds.

         8. COMPENSATION. For the services provided and the expenses assumed pursuant to this Agreement, RWBAS Investment Trust will pay the Sub-Adviser, and the Sub-Adviser agrees to accept as full compensation therefor, a sub-advisory fee, accrued daily and payable monthly, in accordance with SCHEDULE A hereto.

         9. SERVICES TO OTHERS. Subject to exclusivity clauses in the SAMPLE ADVISOR Services Agreement, RWBAS understands, and has advised Trust's Board of Trustees, that the Sub-Adviser now acts, and may in the future act, as an investment adviser to fiduciary and other managed accounts, and as investment adviser, sub-investment adviser, and/or administrator to other investment companies. RWBAS has no objection to the Sub-Adviser's acts in such capacities, provided that whenever one or more of the Funds and one or more other investment companies or accounts advised by Sub-Adviser have available funds for investment, investments suitable and appropriate for each will be allocated in accordance with a manner believed by the Sub-Adviser to be equitable consistent with its fiduciary obligations to the Funds and such other investment entities. RWBAS recognizes, and has advised Trust's Board of Trustees, that in some cases this procedure may adversely affect the size of the position that the participating Fund(s) may obtain in a particular security. In addition, RWBAS understands, and has advised Trust's Board of Trustees, that the persons employed by the Sub-Adviser to assist in the Sub-Adviser's duties under this Agreement will not devote their full time to such service and nothing contained in this Agreement will be deemed to limit or restrict the right of the Sub-Adviser or any of its affiliates to engage in and devote time and attention to other businesses or to render services of whatever kind or nature.

         10. CLIENT SUITABILITY. RWBAS understands and agrees that the Sub-Adviser, as part of its duties hereunder, is not responsible for determining whether or not any of the Funds are suitable and appropriate investments for the clients who invest in such Funds.

         11. LIMITATION OF LIABILITY. RWBAS will not take any action against the Sub-Adviser to hold the Sub-Adviser liable for any error of judgment or mistake of law or for any loss suffered by the Fund in connection with the performance of the Sub-Adviser's duties under this Agreement, except a loss resulting from the Sub-Adviser's willful misfeasance, bad faith, or gross negligence in the performance of its duties under this Agreement.

         12. INDEMNIFICATION. RWBAS and the Sub-Adviser each agree to indemnify the other against any claim against, loss or liability to such other party (including reasonable attorneys fees) arising out of any action on the part of the indemnifying party which constitutes willful misfeasance, bad faith or gross negligence.

         13. DURATION AND TERMINATION. This Agreement will become effective as to each Fund as to the date set forth opposite each Fund's name on SCHEDULE A, provided that it has been approved by a vote of a majority of the outstanding voting securities of such Fund in accordance with the requirements under

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the 1940 Act and, unless sooner terminated as provided herein, will continue in effect for two (2) years from such date.

         Thereafter, if not terminated as to a Fund, this Agreement will continue in effect as to a Fund for successive periods of twelve (12) months, provided that such continuation is specifically approved at least annually (a) by the vote of a majority of those members of the Trust's Board of Trustees who are not interested persons of the Trust, the Sub-Adviser, or RWBAS, cast in person at a meeting called for the purpose of voting on such approval, and (b) by the Trust's Board of Trustees or by vote of a majority of the outstanding voting securities of such Fund. Notwithstanding the foregoing, this Agreement may be terminated as to the Fund at any time, without the payment of any penalty, on sixty (60) days' written notice by the Trust.

         Once this Agreement has been in effect for a period of not less than five (5) years, then unless otherwise terminated in accordance with the foregoing, this Agreement may be terminated by RWBAS or by the Sub-Adviser, as to all Funds, by giving not less than one (1) year's notice. Notwithstanding the foregoing provisions, each of RWBAS and the Sub-Adviser may terminate this Agreement prior to the expiration of the initial five (5) year term as follows:
(a) if either RWBAS or the Sub-Adviser shall materially breach this Agreement and such breach shall remain uncured for a period of sixty (60) days, the non-breaching party may terminate this Agreement upon expiration of the sixty-day period; and (b) in the event that the Trust terminates this Agreement with respect to either RWBAS or the Sub-Adviser, the non-terminated party may terminate this Agreement concurrent with the Fund's termination. This Agreement will immediately terminate in the event of its assignment. (As used in this Agreement, the terms "majority of the outstanding voting securities", "interested persons" and "assignment" have the same meaning of such terms in the 1940 Act.)

         14. AMENDMENT OF THIS AGREEMENT. No provision this Agreement may be changed, waived, discharged or, terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

         15. MISCELLANEOUS. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement is held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement will not be affected thereby. This Agreement will be binding upon and shall inure to the benefit of the parties hereto and their respective successors and will be governed by the laws of the State of California.

         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.


                         SA FUNDS - INVESTMENT TRUST

                         By:
                         Name:
                         Title:

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                         Martingale Asset Management, LP, by  Martingale Asset
                         Management Corporation, its General Partner

                         By:
                         Name:
                         Title:




                         RWB ADVISORY SERVICES INC.

                         By:
                         Name:
                         Title:


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                                   SCHEDULE A


FUND                                                FEE



                         SA FUNDS - INVESTMENT TRUST

                         By:
                         Name:
                         Title:

                         Martingale Asset Management, LP, by Martingale Asset Management Corporation, its General Partner

                         By:
                         Name:
                         Title:

                         RWB ADVISORY SERVICES INC.

                         By:
                         Name:
                         Title: